THE GENLYTE GROUP INCORPORATED

                                                                      EXHIBIT 11

           Calculation of Primary and Fully Diluted Earnings per Share

For the Years Ended December 31, 1995, December 31, 1994, and December 31, 1993

                    ($ in Thousands - except per share data)

                                                                                                1995           1994           1993
                                                                                               -------        -------        -------
PRIMARY EARNINGS PER SHARE  *
---------------------------------------------------------

      Net Income (Loss) before cumulative effect
           of a change in accounting principle                                                 $ 8,330        $ 5,080        $ 3,341

      Cumulative effect of a change in accounting principle                                          0              0              0
                                                                                               -------        -------        -------
      Net Income                                                                               $ 8,330        $ 5,080        $ 3,341
                                                                                               =======        =======        =======

      Average common shares outstanding                                                         12,732         12,732         12,726

      Common shares issuable in respect to common
           stock equivalents, with a dilutive effect                                                47              6             69
                                                                                               -------        -------        -------

      Total common and equivalent shares                                                        12,779         12,738         12,795
                                                                                               =======        =======        =======

      Primary earnings per share before cumulative effect of
           a change in accounting principle                                                    $  0.65        $  0.40        $  0.26

      Effect of a change in accounting principle on earnings per share                            0.00           0.00           0.00
                                                                                               -------        -------        -------

Primary Earnings Per Share                                                                     $  0.65        $  0.40        $  0.26
                                                                                               =======        =======        =======

FULLY DILUTED EARNINGS PER SHARE *
---------------------------------------------------------

      Net Income (Loss) before cumulative effect
           of a change in accounting principle                                                 $ 8,330        $ 5,080        $ 3,341

      Cumulative effect of a change in accounting principle                                          0              0              0
                                                                                               -------        -------        -------

      Net Income                                                                               $ 8,330        $ 5,080        $ 3,341
                                                                                               =======        =======        =======

      Total common and equivalent shares                                                        12,779         12,738         12,795

      Additional common shares issuable assuming full dilution                                      25              4             12
                                                                                               -------        -------        -------

      Total common and equivalent shares assuming full dilution                                 12,804         12,742         12,807
                                                                                               =======        =======        =======

      Fully diluted earnings per share before cumulative effect of
           a change in accounting principle                                                    $  0.65        $  0.40        $  0.26

      Effect of a change in accounting principle on earnings per share                            0.00           0.00           0.00
                                                                                               -------        -------        -------

Fully Diluted Earnings Per Share                                                               $  0.65        $  0.40        $  0.26
                                                                                               =======        =======        =======


* Primary earnings per share include all common stock equivalents. Fully diluted earnings per share include all common stock equivalents plus the additional shares issuable assuming full dilution.